Exhibit 12.1


                 Intervest Mortgage Corporation and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges



                                                                             For the Three months Ended March 31,
                                                                             ------------------------------------
                                                                                              2003
                                                                                              ----
($ in thousands)
-------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                 $   524
Fixed charges (1)                                                                              1,658
-------------------------------------------------------------------------------------------------------------------
                                                                                             $ 2,182
Earnings before income taxes and fixed charges
-------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.32x
-------------------------------------------------------------------------------------------------------------------

                                                                             For the Three months Ended March 31,
                                                                             ------------------------------------
                                                                                              2002
                                                                                              ----
($ in thousands)
-------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                 $   490
Fixed charges (1)                                                                              1,491
-------------------------------------------------------------------------------------------------------------------
                                                                                             $ 1,981
Earnings before income taxes and fixed charges
-------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.33x
-------------------------------------------------------------------------------------------------------------------

                                                                             For the Year Ended December 31, 2002
                                                                             ------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                 $ 2,774
Fixed charges (1)                                                                              6,288
-------------------------------------------------------------------------------------------------------------------
                                                                                             $ 9,061
Earnings before income taxes and fixed charges
-------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.44x
-------------------------------------------------------------------------------------------------------------------

                                                                             For the Year Ended December 31, 2001
                                                                             ------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                         $ 1,073
Fixed charges (1)                                                                              6,511
-------------------------------------------------------------------------------------------------------------------
                                                                                             $ 7,584
Earnings before income taxes and fixed charges
-------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.16x
-------------------------------------------------------------------------------------------------------------------


                                                                             For the Year Ended December 31, 2000
                                                                             ------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                 $   417
Fixed charges (1)                                                                              7,636
-------------------------------------------------------------------------------------------------------------------
                                                                                             $ 8,053
Earnings before income taxes and fixed charges
-------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.05x
-------------------------------------------------------------------------------------------------------------------

                                                                             For the Year Ended December 31, 1999
                                                                             ------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                 $ 1,052
Fixed charges (1)                                                                              9,050
-------------------------------------------------------------------------------------------------------------------
                                                                                             $10,102
Earnings before income taxes and fixed charges
-------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.12x
-------------------------------------------------------------------------------------------------------------------



                                                                             For the Year Ended December 31, 1998
                                                                             ------------------------------------
($ in thousands)
-------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                 $ 1,748
Fixed charges (1)                                                                              9,401
-------------------------------------------------------------------------------------------------------------------
                                                                                             $11,149
Earnings before income taxes and fixed charges
-------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                 1.19x
-------------------------------------------------------------------------------------------------------------------

(1)  Fixed  charges  represent   interest  on  debentures  and  amortization  of
     debenture offering costs.